EXHIBIT 10.69

NOTE AND SHARE CANCELLATION AND EXCHANGE AGREEMENT

THIS NOTE AND SHARE CANCELLATION AND EXCHANGE AGREEMENT ("Agreement") is entered into as of this 18th day of May 2016, between ELITE DATA SERVICES INC., a Florida corporation (the "Company", also referred to herein as "Releasee"), and BAKER MYERS AND ASSOCIATES LLC, a Nevada limited liability company ("Releasor").

RECITALS

WHEREAS, Releasee executed that certain unsecured Promissory Note on or about January 13, 2013, as amended, in favor of Releasor in the face amount of $587,500 (the "Principal Sum") and accrued interest of $92,465 (the "Accrued Interest") as of December 31, 2015, pursuant to which Releasee promised to pay to Releasor or its registered assignees, the Principal Sum together with interest thereon in accordance with the Note;

WHEREAS, Releasee issued those certain shares of common stock of the Company, par value $0.0001 on or about February 12, 2014 in favor of Releasor in the total amount of Fourteen Million Three (14,000,000) shares ("Shares");

WHEREAS, Releasor desires to forego and waive any and all right in, entitlement to or interest in (A) a total of $87,500 in principal, a total of $92,465 in accrued interest, late charges, reimbursable attorneys' fees, reimbursable expenses and any other sums due and payable with respect to the Note totaling $179,952 (the "Cancelled Amount") as of the date of this Agreement (the "Effective Date"), any future payments due under the Cancelled Amount of the Note and all or any other of Releasor's rights under the Cancelled Amount of the Note, thereby extinguishing and canceling the Cancelled Amount of the Note and terminating any and all of Releasee's obligations thereunder, (B) the Shares (hereinafter also referred to as the "Cancelled Shares") in exchange for the issuance an Option Agreement (the "Option Agreement"), attached hereto as Exhibit A, registered in the Releasor's name to purchase up to a certain number of membership interests (the "EDM Membership Interest") of Elite Data Marketing LLC, a Florida limited liability company (the "EDM"), in an amount totaling one hundred percent (100%) of the ownership interest in EDM (the "Option 1"), (B) the issuance by Company to Releasor of a three-year "cashless" common stock purchase warrant (the "Warrant No. BM-1") for the right to purchase a total of 3,000,000 shares of Series B Preferred Stock of the Company (the "Preferred Warrant Shares"), at a purchase price of $0.001 per share, with certain rights and preferences as set forth in the certificate of designation (the "Certificate of Designation of Series B Preferred), in exchange for the Cancelled Shares, as referenced in the Share Exchange Agreement (the "Share Exchange"), attached hereto as Exhibit B, and (C) the issuance a amended and restated convertible redeemable note (the "Redeemable Note") in the aggregate principal face amount of Five Hundred Thousand Dollars (US$500,000), at ten percent (10%) interest per annum commencing on date of execution (the "Effective Date"), due and payable to Releasee by Company in eight (8) separate equal quarterly payments of Sixty-Two Thousand Five Hundred Dollars (USD $62,500), plus accrued interest to date, due on the first day of each quarter beginning on the date of the first quarter following the date of execution of this Note (each a "Maturity Date"), (the "Cancellation Transaction").

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NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to be legally bound as follows:

Section 1. Recitals. Releasee and Releasor each acknowledges that the Recitals set forth above are true and accurate. Each of the Recitals is incorporated into this Agreement by reference and is made a part hereof.

Section 2. Cancellation of Cancelled Amount; Granted Options and Issued Preferred Shares. On the terms and subject to the conditions of this Agreement, immediately upon the execution of this Agreement by all parties hereto, the Cancellation Transaction shall be deemed to be consummated in terms of the Cancelled Amount, Options and Preferred Shares. Each party hereto acknowledges receipt of the consideration set for in the Recitals above as to be received by such party.

Section 3. Effects of Cancelation. Immediately upon the consummation of the Cancellation Transaction, (A) the Cancelled Amount of the Note (including all principal, interest, fees, penalties, costs, and expenses due thereon or pursuant thereto) shall be deemed paid in full and shall no longer have any legal effect. Notwithstanding anything to the contrary, the balance of the Note shall survive this Cancellation Transaction and remain in full legal effect (the "Note Balance"), and (B) the Cancelled Shares shall be deemed cancelled and void and subsequently returned to the Company's treasury.

Section 4. Release. Effective upon consummation of the Cancellation Transaction, Releasor, on behalf of himself and his respective heirs and personal representatives, and all others claiming through or under them, does hereby release, acquit and forever discharge Releasee and its present and former employees, officers, directors, members, shareholders, agents, consultants, counsel or representatives, and its successors and assigns (collectively, the "Releasee Parties"), and each of them, of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions or causes of action of any nature, whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which the Releasor ever had, now have, or can, shall or may have against any or all of the Releasee Parties, either alone or in combination with others, arising out of or from or in any way related to Cancelled Shares and Cancelled Amount of the Note only, and not the Note Balance.

Section 5. Representations of Releasor. Releasor represents and warrants to Releasee as follows:

(a) Authorization. All action on the part of Releasor, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Releasor hereunder has been taken. This Agreement, when executed and delivered by Releasor, will constitute a valid and legally binding obligation of Releasor, enforceable against Releasor in accordance with its terms.

(b) Title to Note and Shares. Releasor is the lawful owner of the Note and Shares with good and marketable title thereto free and clear of all the following of any nature whatsoever: security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

(c) No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Releasor is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Releasor is a party. Releasor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

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(d) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Releasor of this Agreement and the consummation of the transactions contemplated hereby.

(e) Bankruptcy. Releasor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

Section 6. Representations of Releasee. Releasee represents and warrants to Releasor as follows:

(a) Authorization. All action on the part of Releasee, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Releasee hereunder has been taken. This Agreement, when executed and delivered by Releasee, will constitute a valid and legally binding obligation of Releasee, enforceable against Releasee in accordance with its terms.

(b) No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Releasee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Releasee is a party. Releasee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

(c) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Releasee of this Agreement and the consummation of the transactions contemplated hereby.

Section 7. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representations, warranty, covenant or agreement contained in this Agreement.

Section 8. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

Section 9. Expenses. Each party hereto shall pay the fees and expenses of such party's advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other party hereto harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses.

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Section 10. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or by electronic delivery in PDF format (followed by first-class mail), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

If to Releasee to:	Elite Data Services, Inc. 4447 N. Central Expressway, Suite 110-135 Dallas, TX 75205 Attn: Chief Executive Officer Phone: (972) 885-3981 Email: corp@edscompanies.com

If to the Releasor to:	Baker & Myers & Associates LLC 522B 3rd Avenue S. Nashville, TN 37210 Attn: Sarah Myers, Manager Phone: (615) 497-2923 Email: Sarah-myers@live.com

Section 11. Counterparts. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

Section 12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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Section 13. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

Section 14. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

Section 15. Confidentiality. Each of Releasor and Releasee hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the transactions contemplated hereby and the terms and conditions of this Agreement, except to the extent that disclosure thereof is required by law, rule or regulation; provided, however, that Releasor and Releasee may disclose information regarding such transactions to their respective accountants, attorneys, limited partners, shareholders and other interest holders.

Section 16. Further Assurances. Each of Releasor and Releasee hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Each of the parties hereto consents to the exclusive jurisdiction and venue of the state courts located in Florida and the federal courts for the District of Florida with respect to all claims under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

RELEASOR: BAKER MYERS AND ASSOCIATES LLC a Nevada limited liability company

By:	/s/ Sarah Myers
Sarah Myers
Manager

RELEASEE: ELITE DATA SERVICES, INC. a Florida corporation

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

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EXHIBIT A

OPTION AGREEMENT #1

(Elite Data Marketing LLC)

THIS OPTION AGREEMENT (the "Agreement") made and entered into this 18th day of May 2016, by and between ELITE DATA SERVICES INC. ("Grantor") and BAKER & MYERS & ASSOCIATIES LLC ("Optionee").

WITNESSETH:

WHEREAS, Grantor and Optionee executed that certain Cancellation Agreement on or before May 18, 2016 (the "Cancellation Agreement"), of which this Agreement is made a part thereof, in which Grantor agreed to grant to Optionee an option to purchase certain securities from Grantor, as described in Section 2 hereinbelow.

WHEREAS, Grantor wishes to formally grant said option to Optionee under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the parties agree as follows:

1. RECITALS. The above recitals are true and correct and are incorporated by reference herein.

2. GRANT OF OPTION. The Grantor hereby grants to Optionee an option (the "Option") to purchase a certain number of units (the "Optioned Units") of membership interest of Elite Date Marketing LLC, a Delaware limited liability company, a controlled subsidiary of the Grantor (the "Subsidiary"), representing a total of one percent (100%) of the ownership interest of the Subsidiary, in exchange for (A) the transfer and cancellation of 2,000,000 shares of Common Stock of Grantor owed and held by Optionee and the cancellation of a total of $87,500 in principal and $92,465 in interest of the total of $679,465 owed by Grantor to Optionee, and (B) the payment of the Exercise Price from Optionee, as set forth in Section 4 hereinbelow.

3. TERM OF OPTION. The Option hereby granted shall be and remain in full force and effect for two (2) years from the date of execution hereof (the "Expiration Date").

4. EXERCISE OF OPTION.

4.1 Exercise Price and Payment. Optionee shall be entitled to purchase all or any part the Optioned Units covered by the Option at an exercise price of a total of Two Hundred Thousand Dollars ($200,000) (the "Exercise Price"), payable in the form a cancellation of a portion of the Note owned and held by the Optionee, as referenced in the Cancellation Agreement, in increments of Two Thousand Dollars ($2,000) (the "Payments"), in exchange for Optioned Units equal to one percent (1%) ownership interest of the Subsidiary. Optionee shall deliver to the Grantor written confirmation each time Optionee elects to exercise the Option, in whole or part, pursuant to Section 4.2 below, referencing the amount of Optioned Units being exercised and the corresponding amount of the Note being cancelled as payment of the Exercise Price.

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4.2 Method of Exercise. This Option may be exercised by delivery of an executed written exercise notice from the Optionee (the "Exercise Notice"), which shall state the election to exercise the Option and the number of Optioned Units in respect of which the Option is being exercised (the "Exercised Units"). The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Grantor. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Units in accordance with Section 4.1. This Option shall be deemed to be exercised upon receipt by the Grantor of such fully executed Exercise Note accompanied by such aggregate Exercise Price (the "Option Exercise Date").

5. REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. Grantor represents and warrants to Optionee, as of the date hereof, and as of the Option Exercise Date, as follows:

(a) All actions on the part of Grantor, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Grantor hereunder has been taken. This Agreement, when executed and delivered by Grantor, will constitute a valid and legally binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

(b) Grantor is the lawful owner of the Optioned Units with good and marketable title thereto, and Grantor has the absolute right to sell, assign, convey, transfer and deliver the Units and any and all rights and benefits incident to the ownership thereof (including, without limitation, any registration rights pertaining to the UNits), all of which rights and benefits are transferable by Grantor to Optionee pursuant to this Agreement, free and clear of all the following (collectively called "Claims") of any nature whatsoever: security interests, liens, pledges, claims (pending or, to the Grantor's knowledge, threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. In addition, there are no voting trusts or proxies in effect relating to the Units. The purchase and sale of the Units as contemplated herein will (i) pass good and marketable title to the Units to Optionee, free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Units (including, without limitation, any registration rights pertaining to the Units).

(c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Grantor is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Grantor is a party.

(d) There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of Grantor, threatened against Grantor which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(e) No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby.

(f) Grantor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

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6. TRANSFERABILITY OF OPTION. Neither this Option nor the Optioned Units have been registered under the Act. None of this Option, the Optioned Units or the rights and privileges conferred in whole and in part hereby, may be transferred, assigned, pledged, or hypothecated in any manner unless registered under the Act or, in the opinion of counsel satisfactory to the Company, an exemption from registration under the Act is available. Neither this Option nor the Optioned Units shall be subject to levy and execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Option or the Optioned Units, or any right or privilege conferred hereby, contrary to the provisions hereof, or upon levy and execution, attachment or similar process on this Option and the rights and privileges conferred under this Agreement, this Option and such rights and privileges shall immediately become null and void.

7. ISSUANCE OF OPTIONED UNITS. Grantor shall be obligated to sell the Optioned Units to the Optionee upon the exercise of the Option. Each certificate representing the restricted Optioned Units shall be stamped or otherwise imprinted with a legend evidencing all applicable federal and local securities laws.

8. GRANTOR'S RETENTION OF OWNERSHIP DURING OPTION PERIOD. During the term of this Option, Grantor shall not sell, assign, transfer, bequeath, or otherwise dispose of the Optioned Units, in whole or in part, and Grantor shall not pledge or hypothecate the Optioned Units or create, or permit to be created, any liens against the Optioned Units, in whole or in part. Grantor shall defend the Optioned Units against, and will take such other action as is necessary to remove, any lien or claim on or to the Optioned Units and will defend the right, title and interest of Optionee in and to any of the Optioned Units against the claims and demands of all persons whomsoever.

9. ADJUSTMENTS TO MEMBERSHIP INTEREST ISSUABLE UPON EXERCISE OF OPTION.

9.1 An appropriate and proportionate adjustment shall be made in the maximum number and/or kind of securities allocated to this Option, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding Option, but with a corresponding adjustment in the price for each unit of membership interest or other unit of any security covered by this Option upon the Grantor's issuance of such new securities in the Subsidiary ("New Securities"). New Securities shall mean any class or series of membership interest of the Subsidiary, whether now authorized or not, and rights, options or warrants to purchase said class or series of membership interest of the Subsidiary, and securities of any type whatsoever that are, or may become, convertible into common stock or preferred stock of the Company; provided, New Securities does not include (i) securities issued pursuant to any existing Company options outstanding on the date of this Agreement or Company options issued, after the date of this Agreement, pursuant to an existing options issued by the Company(ii) securities offered to the public pursuant to a registration statement; or, (iii) securities issued pursuant to the acquisition of another person by the Company, to purchase substantially all of another person's assets; or, any other reorganization whereby the Company shall own less than fifty percent (50.0%) of the voting power of the surviving entity. Except as provided for in this Section 9, if the outstanding shares of common stock of the Company or units of membership interest of the Subsidiary are increased, decreased, changed into or exchanged for a different number or kind of stock or securities of the Company or Subsidiary or stock or units of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split; or, reverse stock split, the appropriate and proportionate adjustment shall be made hereunder.

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9.2 Upon the date (i) of the dissolution or liquidation of the Company; (ii) of a reorganization, merger or consolidation of the Company or Subsidiary with one or more persons in which the Company will not survive; (iii) of a transfer of substantially all of the assets of the Company or Subsidiary; or (iv) that a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the total voting equity interests of the Company, then any Option granted hereunder shall be exercisable until the effective date of such event (or such earlier date as this Option would otherwise expire hereunder) and shall terminate and be of no further force or effect on such effective date unless provision be made, in writing, in connection with such event for the assumption of this Option, or the substitution for this Option of new options covering the shares or units of any successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of securities and prices, in which event this Option or the new options substituted therefor, shall continue in the manner and under the terms so provided. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or change in beneficial ownership of the Company, and if provision is not made in such transaction for the assumption of this Option or the substitution for this Option of new options covering the shares of a successor entity or a parent or subsidiary thereof, then the Optionee shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares of common stock of the Company which it would otherwise have been entitled to purchase pursuant to this Option during the remaining term of such Option. Upon the first purchase of shares of stock or units of membership interest pursuant to a tender offer or exchange offer, other than by the Company, for all or any part of the stock, the Optionee shall be entitled, prior to the termination date of any such tender offer, to purchase the full number of units of membership under this Option which it otherwise would have been entitled to purchase during the remaining term of such Option.

9.3 Whenever an adjustment to this Option is required to be made pursuant to this Section 9, Grantor shall promptly give written notice to Optionee of such adjustments.

10. MISCELLANEOUS.

10.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties addresses are as follows:

GRANTOR:	OPTIONEE:

Elite Data Services Inc.	Baker Myers and Associates LLC
4447 N. Central Expy., Suite 110-135	522B 3rd Avenue South
Dallas, TX 75205	Nashville, TN 37210
Attn: Charles Rimlinger, CEO	Attn: Sarah Myers, Manager
Tel: (972) 885-3981	Tel: (615) 497-2923
corp@edscompanies.com	Sarah-myers@live.com

10.2 Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

10.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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10.4 Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

10.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

10.6 Benefits. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

10.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

10.8 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment shall be entered upon an award of a majority of the arbitrators filed in a court of competent jurisdiction and confirmed by such court. Venue for Arbitration proceedings shall be Orange County, Orlando. The Parties consent that the costs of arbitration, attorneys' fees of the Parties, together with all other expenses shall be paid as provided in the Arbitration award.

10.9 Number of Parties. The singular shall include the plural and the plural the singular and one gender shall include all genders. As used in this Agreement the term Affiliate means a person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under, control with, the Company.

10.10 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

10.11 Multiple Counterparts. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

10.12 Further Assurances. Each of the parties hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

GRANTOR ELITE DATA SERVICES INC., a Florida Corporation

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

OPTIONEE BAKER & MYERS & ASSOCIATES LLC, A Nevada limited liability company

By:	/s/Sarah Myers
Sarah Myers
Manager

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EXHIBIT B

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT ("Agreement") is made as of the 18th day of May, 2016 by and among ELITE DATA SERVICES INC., a Florida corporation (the "Company"), and BAKER MYERS AND ASSOCIATES LLC, a Nevada limited liability company (the "Seller").

RECITALS

WHEREAS, the Company wishes to purchase from the Seller, and the Seller wish to sell to the Company, upon the terms and subject to the conditions stated in this Agreement an aggregate of 12,000,000 shares of Common Stock (as defined below); and

WHEREAS, in consideration of the purchase of the Common Shares (as defined below), the Company wishes to issue to the Seller a three-year "cashless" stock purchase warrant (the "Warrant No. BM-1"), attached hereto as Exhibit A-1, for the right to purchase a total of 3,000,000 shares of Series B Preferred Stock of the Company (the "Preferred Shares" or "Preferred Warrant Shares"), at a purchase price of $0.001 per share, with certain rights and preferences, as set forth in the certificate of designation (the "Certificate of Designation of Series B Preferred), attached hereto as Exhibit B of the Warrant No. BM-1 (as defined below).

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

"Agreement" has the meaning set forth in the Preamble.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

"Closing" has the meaning set forth in Section 3.

"Closing Date" has the meaning set forth in Section 3.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of Elite Data Services Inc. (OTC:DEAC), par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Shares" means the total number of shares of Common Stock set forth opposite Seller's name under the heading "Common Shares" on Schedule I hereto.

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"Company" has the meaning set forth in the Preamble.

"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Losses" has the meaning set forth in Section 8(b)(ii)(A).

"Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

"Preferred Stock" means the Series B preferred stock of Elite Data Services Inc. (OTC:DEAC), par value $0.0001 per share, with certain rights and preferences as set forth in the certificate of designation (the "Certificate of Designation of Series B Preferred), attached hereto as Exhibit B to the Warrant No. BM-1, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Preferred Shares" or "Preferred Warrant Shares" means the total number of shares of Preferred Stock set forth opposite Seller's name under the heading "Preferred Shares" on Schedule I hereto.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Piggy-Back Registration" has the meaning set forth in Section 6.

"Registrable Securities" has the meaning set forth in Section 6.

"Registration Statement" has the meaning set forth in Section 6.

"Regulation D" has the meaning set forth in Section 5(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Securities" means the Common Shares or Preferred Shares.

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"Transaction Documents" means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in accordance with the terms and conditions of any Transaction Document.

2. Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall purchase, and the Seller shall sell to the Company, the Common Shares in exchange for payment as specified in Section 3 below.

3. Closing. The completion of the transactions contemplated hereby (the "Closing") shall occur on the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto and all conditions and covenants set forth in Sections 7(a) and 7(b), in each case, have been satisfied or waived (the "Closing Date"). At the Closing, (a) the Company shall deliver to the Seller the various documents set forth in Section 7(b), and (b) the Seller shall deliver to the Company the various documents set forth in Section 7(a). The Closing shall take place at such location as the Company and the Seller shall mutually agree. Promptly following the Closing, the Company shall deliver to Seller a Warrant Agreement (the "Warrant No. BM-1"), attached hereto as Exhibit A-1, executed by the Company for the right of the Seller to purchase that number of shares of Preferred Stock set forth opposite such Seller's name under the heading "Preferred Warrant Shares" on Schedule I.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as follows:

(a) Organization, Good Standing and Qualification. The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Florida. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization. The Company has full corporate power and authority to enter into the Transaction Documents and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally and to general equitable principles.

(c) Capitalization. All of the issued and outstanding shares of the Company's capital stock, including the securities of its Subsidiary, have been duly authorized and validly issued. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company or its Subsidiary. Other than as described in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company or Subsidiary held by them.

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(d) Valid Issuance. The Securities have been duly and validly authorized and, when issued pursuant to the Transaction Documents, the Securities will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Seller), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due exercise of the Option in accordance with its terms, the Option Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(e) Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance of the Securities require no consent of, action by or in respect of, or filing with, any governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

(f) No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws of the Company or certificate of organization or operating agreement of the Subsidiary, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company, it Subsidiary, or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5. Representations and Warranties of the Seller. Seller hereby severally, and not jointly, represents and warrants to the Company that:

(a) Organization and Existence. If Seller is an entity, Seller is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

(b) Authorization. If Seller is an entity, the execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party have been duly authorized and each will constitute the valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally. If Seller is a person, Seller has reached the age of 21 and has full power and authority to execute and deliver the Transaction Documents to which Seller is a party and each will constitute the valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

(c) Purchase Entirely for Own Account. The Securities to be received by Seller hereunder will be acquired for Seller's own account, not as nominee or agent, and Seller is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered. Nothing contained herein shall be deemed a representation or warranty by Seller to hold the Securities for any period of time.

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(d) Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Seller for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Seller.

(e) Accredited Investor. Seller is an "accredited investor" as defined in Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act ("Regulation D") and meets the requirements of at least one of the suitability standards for an accredited investor as set forth in Rule 501 of Regulation D. Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial, tax and other matters so as to be capable of evaluating the merits and risks of, and to make an informed investment decision with respect to, the prospective investment in the Securities, which represents a speculative investment, and has so evaluated the merits and risks of such investment. Seller is able to bear the economic risk of an investment in the Securities for an indefinite period and is able to afford a complete loss of such investment.

(f) Acknowledgement of Risk. Seller agrees, acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and may require substantial funds; (b) an investment in the Company is highly speculative and only Persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Seller may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; and (e) in the event of a disposition of the Securities, the Seller can sustain the loss of its entire investment. Seller has considered carefully and understands the risks associated with an investment in the Securities.

(g) Restricted Securities. Seller understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Seller contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. The Seller acknowledges that the Seller is familiar with Rule 144 and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Seller understands that to the extent that Rule 144 is not available, the Seller will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h) Reliance on Representations. The Seller agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Seller herein. Such Seller further represents and warrants that this Agreement and the Investor Questionnaire accompanying this Agreement in the form attached hereto as Exhibit B-1 do not contain any untrue statement or a material fact or omit any material fact concerning the Seller.

6. Piggy-Back Registration. If at any time on or after the date of this Agreement, the Company proposes to file a registration statement with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder (a "Registration Statement") with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or by shareholders of the Company for its own account, then the Company shall register the sale of such number of Common Stock underlying the Preferred Shares and Option Shares converted into shares of the Company (collectively, the "Registrable Securities") as the Seller may request in writing within ten (10) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

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7. Closing Conditions.

(a) The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of Seller contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of Seller required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by Seller of a completed Investor Questionnaire in the form attached hereto as Exhibit B-1, duly executed by such Seller;

(iv) the delivery by Seller of this Agreement, duly executed by such Seller; and

(v) the delivery by Seller of a certificate or certificates evidencing ownership of the number of Common Shares set forth opposite such Seller's name under the heading "Common Shares" on Schedule I hereto, endorsed in blank or accompanied by duly executed stock powers in blank.

(b) The respective obligations of Seller to consummate the transactions to be performed by each of them in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of this Agreement duly executed by the Company.

8. Miscellaneous.

(a) Restrictive Legend. The Securities shall bear the following or similar legend:

"[NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

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(b) Survival and Indemnification.

(i) Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

(ii) Indemnification.

(A) The Company agrees to indemnify and hold harmless Seller and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of a material representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents and will reimburse any such Person for all such amounts as they are incurred by such Person, except if the Seller has committed gross negligence.

(B) Seller, individually, agrees to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees and agents, and their respective successors and assigns, from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Seller under the Transaction Documents and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c) Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Seller, as applicable, provided, however, that a Seller may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Seller. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Company Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term "Company" shall be deemed to refer to such Person and the term "Company Securities" shall be deemed to refer to the securities received by the Seller in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(d) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

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(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company:

Elite Data Services Inc.

4447 N. Central Expressway

Suite 110-135

Dallas, TX 75205

Attn: Chief Operating Officer
Phone: (972) 885-3981

Email: corp@edscompanies.com

If to the Seller:

Baker Myers and Associates LLC

522B 3rd Avenue South

Nashville, TN 37210

Attn: Sarah Myers

Phone: (615) 497-2923

Email: Sarah-myers@live.com

(g) Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

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(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Seller. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

(i) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(j) Entire Agreement. This Agreement, including the Exhibits hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(k) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(l) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY ELITE DATA SERVICES INC., a Florida Corporation

By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

SELLER BAKER & MYERS & ASSOCIATES LLC, A Nevada limited liability company

By:	/s/ Sarah Myers
Sarah Myers
Manager

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SCHEDULE I

Seller	Common Shares[1]	Preferred Warrant Shares[2]	Purchase (exchange) Price[3]

Total:	12,000,000	3,000,000	$43,200.00

See attached Warrant No. BM-1 Agreement.

____________________

1 Reflects the number of Common Shares held by such Seller prior to the Closing.

2 Reflects the number of Preferred Shares to be delivered by the Company to the Seller in accordance with Section 3 of the Agreement.

3 Reflects the most recent share price of $0.0036 of the Company's common stock as of date of execution.

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Exhibit A-1

Warrant No. BM-1

WARRANT AGREEMENT

NEITHER THIS WARRANT NOR THE SHARES OF PREFERRED STOCK FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SERIES B PREFERRED STOCK

EXERCISE PRICE: $0.001 PER SHARE

Warrant Certificate Number: W-BM-1

Number of Shares of Preferred Stock: Three Million (3,000,000) Shares

Dateof Issuance: May 18, 2016

Expiration Date: May 18, 2019 at 5:00 PM, New York Time

ELITE DATA SERVICES, INC.(OTCBB:DEAC), a Florida corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BAKER & MYERS & ASSOCIATES LLC, a Nevada limited liability and/or assigns, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Preferred Stock (including any Warrants to Purchase Preferred and/or Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the Issuance Date, but not after 5:00 p.m., New York time, on May 18, 2019 (the "Expiration Date"), Three Million (3,000,000) fully paid nonassessable shares of Preferred Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13. This Warrant is issued pursuant to that certain Note and Share Cancellation and Exchange Agreement (the "Exchange Agreement") dated as of May 18, 2016 by and among the Company and the original Holder hereof.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the fifth (5th) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer Agent ("Transfer Agent"). On or before the tenth (10th) Business Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date"), the Company shall issue in book position, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Preferred Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are delivered by book position confirmation evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section IV) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Preferred Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Preferred Stock to be issued shall be rounded down to the nearest whole number.

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(b) Exercise Price. For purposes of this Warrant, the ("Exercise Price") means $0.001 per share for the total amount of the Warrant Shares granted to Holder in this Warrant.

(c) Payment of Exercise Price. Within two (2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds. In lieu of such cash payment, the Holder may also exercise the Warrant by delivery to the Company a written note of an election to effect a cashless exercise for Warrant Shares in whole or in part, pursuant to this Section 1(c) (the "Cashless Exercise"). To the effect a Cashless Exercise, the Holder will surrender this Warrant for that number of shares of Preferred Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between (i) the then current Market Price of a share of the Preferred Stock on the date of exercise, and (ii) the Purchase Price, and the denominator of which shall be the then current Market Price per share of Preferred Stock. In the event that this Warrant is not exercised in full immediately prior to the end of the Exercise Period, this Warrant shall be deemed automatically exercised as to the remaining Warrant Shares at such time by Cashless Exercise without the delivery of any written notice from the Holder.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(e) Beneficial Ownership. The Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock underlying the Preferred Stock outstanding immediately after giving effect to such exercise. The Company shall be entitled to rely on Holder's exercise notice as an indication that Holder will not, pursuant to such exercise, exceed the Maximum Percentage. For purposes of the foregoing sentence, the aggregate number of shares of Preferred Stock beneficially owned by such Person and its affiliates shall include the number of shares of Preferred Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Preferred Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Preferred Stock, the Holder may rely on the number of outstanding shares of Preferred Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Preferred Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Preferred Stock then outstanding. In any case, the number of outstanding shares of Preferred Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Preferred Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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2. REPRESENTATIONS.

(a) By the Holder. The Holder represents and warrants to the Company as follows:

(i)

It is an "accredited investor" within the meaning of Rule 501 of the Securities Act. This Warrant is acquired for the Holder's own account for investment purposes and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws. The Holder has no present intention of selling or otherwise disposing of the Warrant or the Warrant Shares in violation of such laws; and

(ii)

The Holder has sufficient knowledge and expertise in financials and business matters as to be capable of evaluating the merits and risk of its investment in the Company. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to make this investment. The Holder understands that this investment involves a high degree of risk and could result in a substantial or complete loss of its investment. The Holder is capable of bearing the economic risks of such investment.

(iii)	This Warrant has been authorized by all necessary corporate action of the Holder and constitutes a valid and legally binding obligation of the Holder, enforceable in accordance with its terms.

(iv)

The Holder acknowledges that the Company has indicated that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from registration requirements thereof, and that the Warrant Shares will bear a legend stating that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.

(b) By the Company. The Company represents and warrants that:

(i)

It (A) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (B) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to consummate the transactions contemplated hereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(ii)

The execution, delivery and performance by the Company of this Warrant (A) has been duly authorized by all necessary corporate action, (B) does not and will not contravene the Company's charter or bylaws or any other organizational document and (C) does not and will not contravene any applicable law or any contractual restriction binding on or otherwise affecting the Company or any of its properties or result in a default under any agreement or instrument to which the Company is a party or by which the Company or its properties may be subject.

(iii)

This Warrant has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.

(iv)

Assuming the accuracy of the representations made by the Holder in Section 2 hereof, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary in connection with the execution and delivery by the Company of this Warrant, the issuance by the Company of the Warrant Shares, the consummation of the transactions contemplated hereby, the performance of or compliance with the terms and conditions hereof, or to ensure the legality, validity, and enforceability hereof.

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(v)	The Company has reserved solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Preferred Stock to provide for the exercise in full of this Warrant.

(vi)

Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

1.

Shares to be Fully Paid. AllWarrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

2.

Authorization and Reservation of Shares. During the Exercise Period, the Company shall have duly authorized a sufficient number of shares of Preferred Stock, free from preemptive rights and from any other restrictions imposed by the Company without the consent of the Holder, to provide for the exercise in full of this Warrant. The Company shall at all times during the Exercise Period reserve and keep available out of such authorized but unissued shares of Preferred Stock such number of shares to provide for the exercise in full of this Warrant.

3.

Listing. In connection with the Holder's exercise of Registration Rights hereunder, the Company shall use its best efforts to promptly secure the listing of the shares of Common Stock underlying the Preferred Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Preferred Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain such listing for so long as any other shares of Preferred Stock shall be so listed.

4.

Successors and Assigns. Except as expressly provided otherwise herein, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

5.

Blue Sky Laws.The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the Holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States; provided, however, that the Company shall not be required to qualify as a foreign corporation.

6.

Rule 144 Reports. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company agrees to use its best efforts to take all actions reasonably necessary to enable the Holder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

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3. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

(a) Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Transfer of Warrant. This Warrant may be transferred only upon the written consent of the Company, which may be withheld in its sole discretion. No such consent shall be required upon the transfer of this Warrant under the laws of Descent. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(c) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

(d) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Preferred Stock shall be given.

(e) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant, the Warrant Shares designated by the Holder which, when added to the number of shares of Preferred Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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4. NOTICES.

Any notice, statement or demand authorized by this Warrant Agreement or made by the Warrant Agent or by the holder of any Warrant to or on the Corporation shall be both (1) emailed to the Company as set forth herein, and (2) delivered by hand or sent by registered or certified mail or overnight courier service addressed (until another address is filed in writing by the Corporation with the Warrant Agent) as follows:

Elite Data Services Inc.

4447 N. Central Expressway

Suite 110-135

Dallas, TX 75205

Attn: Chief Operating Officer

Phone: (972) 885-3981

Email: corp@edscompanies.com

Any notice, statement, or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Corporation to or on the Warrant Agent shall be delivered by hand or sent be registered certified mail or overnight courier service, addressed (until another address is filed in writing by the Corporation with the Warrant Agent) as follows:

Baker Myers and Associates LLC

522B 3rd Avenue South

Nashville, TN 37210

Attn: Sarah Myers

Phone: (615) 497-2923

Email: Sarah-myers@live.com

5. AMENDMENT AND WAIVER.Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

6. GOVERNING LAW.This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.

7. FORUM SELECTION CLAUSE. Any dispute arising under or in connection with the Warrant or related to the terms of this Agreement shall be subject to the exclusive jurisdiction of the state of Florida located in Orlando, Florida, and any dispute between the parties shall come within the jurisdiction of the court in Orange County, Florida.

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8. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

9. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

10. REMEDIES, OTHER OBLIGATIONS, BREACHES, AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

11. TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned without the written consent of the Company, which may be withheld in its sole discretion, and only in compliance with applicable Federal and State securities laws.

12. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register in addition to sending an email to the address set forth in Section 4 hereinaboveor to such other email address as provided by the Company.

13. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

"Bloomberg" means Bloomberg Financial Markets.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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"Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, as the case may be, then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"Common Stock" means (i) the Company's shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

"Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., or The NASDAQ Capital Market.

"Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock and Preferred Stock (not including any shares of of Common Stock and Preferred Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of of Common Stock and Preferred Stock (not including any shares of Common Stock and Preferred Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its of Common Stock and Preferred Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Preferred Stock.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose Preferred stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

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"Preferred Stock" means (i) the Company's shares of Series B Preferred Stock, par value $0.0001 per share, (ii) any share capital into which such Preferred Stock shall have been changed or any share capital resulting from a reclassification of such Preferred Stock, (ii) convertible into a certain number shares of Common Stock, other rights and provisions as set forth in the Company's Certificate of Designation of Series B Preferred Stock, attached hereto as Exhibit B.

"Principal Market" means The OTC Bulletin Board.

"Registration Statement" means a registration statement on Form S-1, Form S-3, or such other eligible registration form as determined in the sole discretion of the Company, which registers the resale of the Warrant Shares pursuant to Rule 415 promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

"Trading Day" means any day on which the Common Stock underlying the Preferred Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Preferred Stock, then on the principal securities exchange or securities market on which the Preferred Stock are then traded; provided that "Trading Day" shall not include any day on which the Preferred Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Preferred Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 5:00 p.m., New York time).

[Signature Page to Follow]

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INWITNESS WHEREOF, the Company has caused this Warrant to Purchase Preferred Stock to be duly executed as of the Issuance Date set out above.

ELITE DATA SERVICES INC., a Florida Corporation

By:	/s/ Charles Rimlinger
Charles Rimlinger,
Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

ELITE DATA SERVICES, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Elite Data Services Inc., a Florida corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

3. Confirmation. Please send confirmation of receipt of this Exercise Notice to the following facsimile number: ______________________ or email address: ____________________.

Date: _______________ __, ______

_____________________________

Name of Registered Holder

By:  __________________________

Name: ________________________

Title: _________________________

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EXHIBIT B

CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK

See Attached.

35

Exhibit B-1

Investor Questionnaire

See attached.

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EXHIBIT C

AMENDED AND RESTATED CONVERTIBLE REDEEMABLE NOTE

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT").

US $500,000.00

ELITE DATA SERVICES, INC.

AMENDED AND RESTATED CONVERTIBLE REDEEMABLE NOTE

FOR VALUE RECEIVED, ELITE DATA SERVICES, INC. (the "Company") promises to pay to the order of BAKER MYERS AND ASSOCIATES LLC, a Nevada limited liability company and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of FIVE HUNDRED THOUSAND DOLLARS (US $500,000.00), at ten percent (10%) interest per annum commencing on January 13, 2013, the execution date of the Original Note (the "Effective Date"), due and payable to Holder by Company in eight (8) separate equal quarterly payments of Sixty-Two Thousand Five Hundred Dollars (USD $62,500.00), plus accrued interest to date, due on the first day of each quarter beginning on the date of the first quarter following the date of execution of this Note (each a "Maturity Date"), pursuant to the terms of Note and Share Cancellation and Exchange Agreement dated even date herewith between Company and Holder, of which this Note is made apart. The Company will pay interest payment and the outstanding principal due upon this Note at the sixth month anniversary and continuing until the Maturity Date. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 3(f) herein.

This Note is subject to the following additional provisions:

1. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

2. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act"), and applicable state securities laws. Holder shall provide the Company with 3-day written notice of the Note's transfer and shall presume that any attempted transfer to a party is deemed qualified by the Holder. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 3(a) hereof, in addition to the requirements set forth in Section 3(b) and 3(c), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

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3. Note Conversions; Interest Payments; Prepayments, Transfers, Etc.

(a) The Holder of this Note is entitled, at its option, beginning on the 181th day after Effective Date, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to the lesser of $0.01 or a discount of fifty-eight percent (58%) of the lowest trading price of the Common Stock as reported on the OTCQB market place which the Company's shares are traded or any market upon which the Common Stock may be traded in the future ("Exchange"), for the ten (10) prior trading days including the day upon which a Notice of Conversion is received by the Company and its transfer agent (provided such Notice of Conversion is delivered by electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price) beginning on the 181th day after Effective Date.

(b) If the shares have not been delivered within three (3) business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the transfer agent of the Company delivering the shares of Common Stock to the Holder within three (3) business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company's Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this decrease.

(c) At any time or times on or after the Maturity Date, the Holder shall be entitled to convert all of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock in accordance with the stated Conversion Price. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the following, the Holder shall not be limited to aggregate conversions of 4.99% ("Conversion Limitation 1"). The Holder shall have the authority to determine whether the restriction contained in this Section 3(c) will limit any conversion hereunder. The Holder may waive the conversion limitation described in this Section 3(c), in whole or in part, upon and effective after 61-days prior written notice to the Company to increase such percentage to up to 9.99% ("Conversion Limitation 2").

(d) The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share except in the event that rounding up would violate the conversion limitation set forth in section 3(c) above.

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(e) If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be reduced to the lower of: (i) the Conversion Price; or (ii) a twenty-five percent (25%) discount to the lowest Aggregate Per Common Share Price (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this Section 6 upon the issuance of any Convertible Security which is outstanding on the day immediately preceding the Issuance Date. No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(f) Interest on any unpaid principal balance of this Note shall be paid at the rate of ten percent (10%) per annum with the first payment being made on the sixth-month anniversary of this Note. Interest shall be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time after six months, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 3(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(g) The Notes may be prepaid, in whole or in part, with the following penalties: (i) if the note is prepaid within 90 days of the issuance date, then at 120% of the face amount plus any accrued interest; (ii) if the note is prepaid within 91 days after the issuance date but less than 150 days after the issuance date, then at 130% of the face amount plus any accrued interest; (iii) if the note is prepaid within 150 days after the issuance date but less than 180 days after the issuance date, then at 140% of the face amount plus any accrued interest. This Note may not be prepaid after the 180th day without written permission from Holder. Such redemption must be closed and funded within three (3) days of giving notice of redemption of the right to redeem shall be null and void.

(h) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

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(i) In case of any Sale Event (not to include a sale of all or substantially all of the Company's assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

4. The Holder agrees that so long as this Note from the Holder and the Company remains outstanding, the Holder will not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Company. The Company acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note to the Holder by the Company as of the Maturity Date; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note under which this note was issued shall be false or misleading in any respect; or

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d) The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (3) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

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(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder with the exception of the current litigation that is already disclosed as reported on the Company's public filings; or

(h) The Company shall have its Common Stock delisted from a market (including the OTCQB marketplace) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than ten (10) consecutive days;

(i) The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within three (3) business days of its receipt of a Notice of Conversion (provided that a reasonable attorney opinion has been provided by Holder to the Company in which it deems it can reasonably rely); or

(j) The Company shall not be "current" in its filings with the Securities and Exchange Commission, and such shall not be cured within ten (10) business days; or

(k) The Company shall lose the "bid" price for its stock and a market (including the OTCBB marketplace or other exchange)

Then, or at any time thereafter, unless cured within five (5) business days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(i) the penalty shall be $50 per day the shares are not issued beginning on the 5th day after the conversion notice was delivered to the Company. This penalty shall increase to $100 per day beginning on the 10th day. The penalty for a breach of Section 8(k) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 8(h), the outstanding principal due under this Note shall increase by 50%. Further, if a breach of Section 8(m) occurs or is continuing after the 6-month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period (after cure period) as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.001 per share. If this Note is not paid at maturity, the outstanding principal due under this Note shall increase by ten percent (10%).

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9. At the Holder's election, if the Company fails for any reason to deliver to the Holder the conversion shares by the by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice and documentary evidence indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows: Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of conversion shares)]. Such failure to deliver will be repayable in the Company's Common Stock.

10. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

11. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. The Company represents that it is not a "shell" issuer and has never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a "shell issuer.

13. The Holder agrees that so long as this Note from the Holder and the Company remains outstanding, the Holder will not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Company. The Company acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

14. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

15. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto may be settled by binding arbitration pursuant. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this note.

16. This Note shall be governed by and construed in accordance with the laws of Florida applicable to contracts made and wholly to be performed within the State of Florida and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Florida. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized on the date referenced below.

ELITE DATA SERVICES INC., a Florida Corporation

Date: May 18, 2016	By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of Elite Data Services, Inc. ("Shares") according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:________________________________________________________________

Applicable Conversion Price: _________________________________________________________

Signature: _______________________________________________________________________

                 [Print Name of Holder and Title of Signer]

Address: ________________________________________________________________________

                 ________________________________________________________________________

SSN or EIN: _______________________________

Shares are to be registered in the following name:__________________________________________

Name:  __________________________________________________________________________

Address: ________________________________________________________________________

Tel: ______________________________________

Fax: ______________________________________

SSN or EIN: ________________________________

Shares are to be sent or delivered to the following account:

Account Name: ___________________________________________________________________

Address: ________________________________________________________________________

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